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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of SEACOR Holdings Inc. for the registration of $138,500,000 in aggregate principal amount of guarantee of debt securities issued by Seabulk International, Inc. and to the incorporation by reference therein of our report dated February 25, 2005 with respect to the consolidated financial statements of Seabulk International, Inc., included in its Annual Report (Form 10-K/A) for the year ended December 31, 2004, and incorporated by reference in the Current Report on Form 8-K/A dated August 8, 2005 of SEACOR Holdings Inc., both filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP Certified Public Accountants

Fort Lauderdale, Florida
February 6, 2006

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Consent of Independent Registered Public Accounting Firm